Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  April 24, 2024

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three-month period ended March 31, 2024.

Unaudited Financial Information

Net income for the quarter ended March 31, 2024 was $5.1 million, or $0.88 diluted earnings per share, compared to $7.0 million, or $1.24 diluted earnings per share, for the quarter ended March 31, 2023.  The $1.9 million decline in net income resulted primarily from the $2.1 million decrease in net interest income led by higher interest expense. Non-interest expenses also increased $0.8 million partially offset by $0.5 million lower provision for income taxes and a $0.3 million reduction in the provision for credit losses on unfunded commitments.

“Our performance in the first quarter of 2024 demonstrates our resilience and adaptability in navigating through challenging economic conditions,” stated Daniel J. Santaniello, President and Chief Executive Officer. "Despite the decline in net income related to the interest rate environment, our ongoing commitment to delivering value to our clients, our shareholders, our bankers, and the communities we serve has provided tremendous value. Our proactive measures to manage expenses and optimize resources have positioned us well for future growth opportunities. We are confident in our ability to drive sustainable results and create long-term shareholder value."

Consolidated First Quarter Operating Results Overview

Net interest income was $14.9 million for the first quarter of 2024, a 12% decrease from the $17.0 million earned for the first quarter of 2023.  The $2.1 million decline in net interest income resulted primarily from the increase of $5.4 million in interest expense primarily due to a 123 basis point increase in the rates paid on interest-bearing deposits which resulted in $5.3 million in additional interest expense. The Company also utilized $5.0 million more in average short-term borrowings during the first quarter of 2024 which contributed additional interest expense compared to the first quarter of 2023. Partially offsetting the higher interest expense, interest income grew $3.3 million primarily due to an $87.0 million increase in the average balance of loans and leases and a 47 basis point increase in fully-taxable equivalent ("FTE") yields earned thereon, producing $3.2 million higher FTE interest income. Interest income from interest-bearing deposits with financial institutions increased $0.3 million primarily due to higher cash balances. Partially offsetting these increases to interest income, interest income on investments declined $0.1 million from carrying lower average balances.

The overall cost of interest-bearing liabilities was 2.51% for the first quarter of 2024, an increase of 118 basis points from the 1.33% paid for the first quarter of 2023.  The cost of funds increased 95 basis points to 1.93% for the first quarter of 2024 from 0.98% for the first quarter of 2023. The FTE yield on earning assets was 4.52% for the first quarter of 2024, an increase of 46 basis points from the 4.06% for the first quarter of 2023.  The Company’s FTE (non-GAAP measurement) net interest spread was 2.01% for the first quarter of 2024, down 72 basis points from the 2.73% recorded for the first quarter of 2023.  FTE net interest margin decreased by 44 basis points to 2.69% for the three months ended March 31, 2024 from 3.13% for the same 2023 period due to the increase in rates paid on interest-bearing liabilities growing at a faster pace than the yields on interest-earning assets.

The provision for credit losses on loans was $0.1 million partially offset by a net benefit in the provision for credit losses on unfunded loan commitments of $50 thousand for the first quarter of 2024. For the three months ended March 31, 2024, the provision for credit losses on loans declined $0.1 million compared to the three months ended March 31, 2023. The decrease in the provision for credit losses on loans was due to lower growth in the loan portfolio and a reduction in net charge-offs. For the three months ended March 31, 2024, the provision for credit losses on unfunded commitments decreased $0.3 million compared to the three months ended March 31, 2023. The change in the provision for credit losses on unfunded commitments was due to a reduction in unfunded commitments and a general decrease in loss rate and funding rate assumptions compared to the year earlier period.

Total non-interest income increased $0.1 million, or 2%, to $4.6 million for the first quarter of 2024 compared to $4.5 million for the first quarter of 2023. The increase in non-interest income was primarily attributable to $0.2 million higher trust income, which was partially offset by the prior year $0.1 million bank-owned life insurance gain on a death claim received during the first quarter of 2023.

Non-interest expenses increased $0.8 million, or 6%, for the first quarter of 2024 to $13.7 million from $12.9 million for the same quarter of 2023. The increase in non-interest expenses was primarily due to $0.6 million higher salaries and insurance expenses. There were also increases in professional services of $0.1 million and FDIC assessment of $0.1 million. Partially offsetting these increases, advertising and marketing expenses decreased by $0.2 million quarter-over-quarter from less advertising, donations and promotions.

The provision for income taxes decreased $0.5 million during the first quarter of 2023 primarily due to the lower level of operating income compared to the first quarter of 2023.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets totaled to $2.5 billion as of March 31, 2024, a decrease of $34 million from December 31, 2023. Cash and cash equivalents declined $39 million and the investment portfolio was reduced by $10 million. The decline in the investment portfolio was primarily due to $5 million in paydowns and a $2 million decrease in market value of available-for-sale securities. During the first three months of 2024, the market value of held-to-maturity securities also declined by $3 million, with $31 million in unrealized losses at March 31, 2024. These decreases were partially offset by $11 million in growth in the loans and leases portfolio during the first quarter of 2024. During the same time period, total liabilities decreased $36 million, or 2%.  Reductions of $92 million in short-term borrowings were partially offset by deposit growth of $58 million with the excess cash balances utilized to pay down borrowings. Transactional deposit balances are down primarily from reductions in customers' average account balances, stemming from investing part of their funds in higher yields and increased spending. This reduction was mitigated through promotional CD offerings during the first three months of 2024. As of March 31, 2024, the ratio of insured and collateralized deposits to total deposits was approximately 82%.

Shareholders’ equity increased $2.1 million, or 1%, to $191.6 million at March 31, 2024 from $189.5 million at December 31, 2023. The increase was caused by retained earnings improvement from net income of $5.1 million, partially offset by $2.2 million in cash dividends paid to shareholders. An additional $0.8 million was recorded from the issuance of common stock under the Company’s stock plans and stock-based compensation. Partially offsetting these increases, there was a $1.4 million, after tax, increase in accumulated other comprehensive loss from higher net unrealized losses recorded on available-for-sale investment securities. At March 31, 2024, there were no credit losses on available-for-sale and held-to-maturity debt securities.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Fidelity Deposit and Discount Bank remains above well capitalized limits with Tier 1 capital at 9.15% of total average assets as of March 31, 2024.  Total risk-based capital was 14.68% of risk-weighted assets and Tier 1 risk-based capital was 13.47% of risk-weighted assets as of March 31, 2024.  Tangible book value per share was $29.80 at March 31, 2024 compared to $29.57 at December 31, 2023.  Tangible common equity was 6.98% of total assets at March 31, 2024 compared to 6.79% at December 31, 2023.

Asset Quality

Total non-performing assets were $3.8 million, or 0.15% of total assets, at March 31, 2024, compared to $3.3 million, or 0.13% of total assets, at December 31, 2023. Past due and non-accrual loans to total loans were 0.34% at March 31, 2024 compared to 0.46% at December 31, 2023. Net charge-offs to average total loans were 0.01% at March 31, 2024 compared to 0.04% at December 31, 2023.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and a full suite of personal and commercial banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 5,980 hours of volunteer time and over $1.4 million in donations to non-profit organizations directly within the markets served throughout 2023. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent (FTE), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2024 and 2023.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;
■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

■	the effects of economic conditions of any other pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$72,733	$111,949
Investment securities	559,016	568,273
Restricted investments in bank stock	3,959	3,905
Loans and leases	1,697,299	1,686,555
Allowance for credit losses on loans	(18,886)	(18,806)
Premises and equipment, net	34,899	34,232
Life insurance cash surrender value	54,921	54,572
Goodwill and core deposit intangible	20,728	20,812
Other assets	44,227	41,667

Total assets	$2,468,896	$2,503,159

Liabilities
Non-interest-bearing deposits	$537,824	$536,143
Interest-bearing deposits	1,678,172	1,622,282
Total deposits	2,215,996	2,158,425
Short-term borrowings	25,000	117,000
Secured borrowings	7,299	7,372
Other liabilities	28,966	30,883
Total liabilities	2,277,261	2,313,680

Shareholders' equity	191,635	189,479

Total liabilities and shareholders' equity	$2,468,896	$2,503,159

Average Year-To-Date Balances:	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$54,887	$35,462
Investment securities	563,674	597,359
Restricted investments in bank stock	3,934	4,212
Loans and leases	1,696,669	1,635,286
Allowance for credit losses on loans	(19,013)	(18,680)
Premises and equipment, net	34,591	32,215
Life insurance cash surrender value	54,796	54,085
Goodwill and core deposit intangible	20,759	20,977
Other assets	40,871	44,180

Total assets	$2,451,168	$2,405,096

Liabilities
Non-interest-bearing deposits	$519,856	$558,962
Interest-bearing deposits	1,647,615	1,586,527
Total deposits	2,167,471	2,145,489
Short-term borrowings	53,952	49,860
Secured borrowings	7,335	7,489
Other liabilities	32,434	29,881
Total liabilities	2,261,192	2,232,719

Shareholders' equity	189,976	172,377

Total liabilities and shareholders' equity	$2,451,168	$2,405,096

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Interest income
Loans and leases	$22,133	$19,018
Securities, interest-bearing cash and other	3,492	3,320

Total interest income	25,625	22,338

Interest expense
Deposits	(9,941)	(4,618)
Borrowings and debt	(741)	(695)

Total interest expense	(10,682)	(5,313)

Net interest income	14,943	17,025

Provision for credit losses on loans	(125)	(180)
Net benefit (provision) for credit losses on unfunded loan commitments	50	(225)
Non-interest income	4,572	4,489
Non-interest expense	(13,689)	(12,857)

Income before income taxes	5,751	8,252

(Provision) benefit for income taxes	(694)	(1,212)
Net income	$5,057	$7,040

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Interest income
Loans and leases	$22,133	$21,406	$20,502	$19,703	$19,018
Securities, interest-bearing cash and other	3,492	3,434	3,176	3,276	3,320

Total interest income	25,625	24,840	23,678	22,979	22,338

Interest expense
Deposits	(9,941)	(9,232)	(8,488)	(6,607)	(4,618)
Borrowings and debt	(741)	(707)	(551)	(890)	(695)

Total interest expense	(10,682)	(9,939)	(9,039)	(7,497)	(5,313)

Net interest income	14,943	14,901	14,639	15,482	17,025

Provision for credit losses on loans	(125)	(111)	(525)	(675)	(180)
Net benefit (provision) for credit losses on unfunded loan commitments	50	65	275	50	(225)
Non-interest income (loss)	4,572	(1,944)	4,325	4,535	4,489
Non-interest expense	(13,689)	(12,804)	(12,784)	(13,425)	(12,857)

Income before income taxes	5,751	107	5,930	5,967	8,252

(Provision) benefit for income taxes	(694)	361	(590)	(605)	(1,212)
Net income	$5,057	$468	$5,340	$5,362	$7,040

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Assets
Cash and cash equivalents	$72,733	$111,949	$110,471	$69,632	$63,038
Investment securities	559,016	568,273	576,688	604,264	614,526
Restricted investments in bank stock	3,959	3,905	3,800	3,728	5,968
Loans and leases	1,697,299	1,686,555	1,647,552	1,631,472	1,627,155
Allowance for credit losses on loans	(18,886)	(18,806)	(18,757)	(18,350)	(17,910)
Premises and equipment, net	34,899	34,232	32,625	31,329	31,408
Life insurance cash surrender value	54,921	54,572	54,226	53,892	53,567
Goodwill and core deposit intangible	20,728	20,812	20,897	20,981	21,071
Other assets	44,227	41,667	49,318	44,284	44,198

Total assets	$2,468,896	$2,503,159	$2,476,820	$2,441,232	$2,443,021

Liabilities
Non-interest-bearing deposits	$537,824	$536,143	$549,741	$582,473	$591,055
Interest-bearing deposits	1,678,172	1,622,282	1,602,018	1,569,519	1,552,036
Total deposits	2,215,996	2,158,425	2,151,759	2,151,992	2,143,091
Short-term borrowings	25,000	117,000	124,000	76,111	88,989
Secured borrowings	7,299	7,372	7,439	7,498	7,560
Other liabilities	28,966	30,883	28,190	27,887	27,494
Total liabilities	2,277,261	2,313,680	2,311,388	2,263,488	2,267,134

Shareholders' equity	191,635	189,479	165,432	177,744	175,887

Total liabilities and shareholders' equity	$2,468,896	$2,503,159	$2,476,820	$2,441,232	$2,443,021

Average Quarterly Balances:	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Assets
Cash and cash equivalents	$54,887	$42,176	$33,238	$37,125	$29,192
Investment securities	563,674	558,423	598,604	610,009	623,097
Restricted investments in bank stock	3,934	3,854	3,763	3,834	5,418
Loans and leases	1,696,669	1,664,905	1,640,411	1,625,509	1,609,655
Allowance for credit losses on loans	(19,013)	(19,222)	(18,812)	(18,296)	(18,380)
Premises and equipment, net	34,591	33,629	31,746	31,989	31,477
Life insurance cash surrender value	54,796	54,449	54,110	53,782	53,995
Goodwill and core deposit intangible	20,759	20,844	20,930	21,018	21,120
Other assets	40,871	46,028	44,346	42,630	43,690

Total assets	$2,451,168	$2,405,086	$2,408,336	$2,407,600	$2,399,264

Liabilities
Non-interest-bearing deposits	$519,856	$533,663	$548,682	$568,202	$585,987
Interest-bearing deposits	1,647,615	1,616,826	1,607,793	1,561,412	1,559,212
Total deposits	2,167,471	2,150,489	2,156,475	2,129,614	2,145,199
Short-term borrowings	53,952	48,490	37,595	64,558	48,937
Secured borrowings	7,335	7,412	7,470	7,529	7,548
Other liabilities	32,434	30,745	29,638	29,479	29,651
Total liabilities	2,261,192	2,237,136	2,231,178	2,231,180	2,231,335

Shareholders' equity	189,976	167,950	177,158	176,420	167,929

Total liabilities and shareholders' equity	$2,451,168	$2,405,086	$2,408,336	$2,407,600	$2,399,264

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Selected returns and financial ratios
Basic earnings per share	$0.88	$0.08	$0.94	$0.95	$1.25
Diluted earnings per share	$0.88	$0.08	$0.93	$0.94	$1.24
Dividends per share	$0.38	$0.38	$0.36	$0.36	$0.36
Yield on interest-earning assets (FTE)*	4.52%	4.36%	4.18%	4.12%	4.06%
Cost of interest-bearing liabilities	2.51%	2.36%	2.17%	1.84%	1.33%
Cost of funds	1.93%	1.79%	1.63%	1.37%	0.98%
Net interest spread (FTE)*	2.01%	2.00%	2.01%	2.28%	2.73%
Net interest margin (FTE)*	2.69%	2.66%	2.63%	2.82%	3.13%
Return on average assets	0.83%	0.08%	0.88%	0.89%	1.19%
Pre-provision net revenue to average assets*	0.96%	0.03%	1.02%	1.10%	1.46%
Return on average equity	10.71%	1.10%	11.96%	12.19%	17.00%
Return on average tangible equity*	12.02%	1.26%	13.56%	13.84%	19.45%
Efficiency ratio (FTE)*	67.56%	63.74%	65.01%	64.72%	57.72%
Expense ratio	1.50%	2.43%	1.39%	1.48%	1.41%

Other financial data	At period end:
(dollars in thousands except per share data)	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Assets under management	$900,964	$876,287	$799,968	$840,068	$809,897
Book value per share	$33.41	$33.22	$29.04	$31.29	$31.05
Tangible book value per share*	$29.80	$29.57	$25.37	$27.59	$27.33
Equity to assets	7.76%	7.57%	6.68%	7.28%	7.20%
Tangible common equity ratio*	6.98%	6.79%	5.89%	6.48%	6.39%
Allowance for credit losses on loans to:
Total loans	1.11%	1.12%	1.14%	1.13%	1.10%
Non-accrual loans	5.31x	5.68x	6.24x	5.25x	5.36x
Non-accrual loans to total loans	0.21%	0.20%	0.18%	0.21%	0.21%
Non-performing assets to total assets	0.15%	0.13%	0.14%	0.15%	0.14%
Net charge-offs to average total loans	0.01%	0.04%	0.04%	0.05%	0.04%

Fidelity Bank Capital Adequacy Ratios
Total risk-based capital ratio	14.68%	14.57%	14.69%	14.65%	14.55%
Common equity tier 1 risk-based capital ratio	13.47%	13.32%	13.51%	13.46%	13.37%
Tier 1 risk-based capital ratio	13.47%	13.32%	13.51%	13.46%	13.37%
Leverage ratio	9.15%	9.08%	9.17%	9.04%	8.89%

* Non-GAAP Financial Measures - see reconciliations below

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
FTE net interest income (non-GAAP)
Interest income (GAAP)	$25,625	$24,840	$23,678	$22,979	$22,338
Adjustment to FTE	747	664	700	725	760
Interest income adjusted to FTE (non-GAAP)	26,372	25,504	24,378	23,704	23,098
Interest expense (GAAP)	10,682	9,939	9,039	7,497	5,313
Net interest income adjusted to FTE (non-GAAP)	$15,690	15,565	15,339	16,207	17,785

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$13,689	$12,804	$12,784	$13,425	$12,857

Net interest income (GAAP)	14,943	14,901	14,639	15,482	17,025
Plus: taxable equivalent adjustment	747	664	700	725	760
Non-interest income (GAAP)	4,572	(1,944)	4,325	4,535	4,489
Less: (Loss) gain on sales of securities	-	(6,467)	-	-	(1)
Net interest income (FTE) plus adjusted non-interest income (non-GAAP)	$20,262	$20,088	$19,664	$20,742	$22,275
Efficiency ratio (non-GAAP) (1)	67.56%	63.74%	65.01%	64.72%	57.72%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,468,896	$2,503,159	$2,476,820	$2,441,232	$2,443,021
Less: Intangible assets, primarily goodwill	(20,728)	(20,812)	(20,897)	(20,981)	(21,071)
Tangible assets	2,448,168	2,482,347	2,455,923	2,420,251	2,421,950
Total shareholders' equity (GAAP)	191,635	189,479	165,432	177,744	175,887
Less: Intangible assets, primarily goodwill	(20,728)	(20,812)	(20,897)	(20,981)	(21,071)
Tangible common equity	170,907	168,667	144,535	156,763	154,816

Common shares outstanding, end of period	5,735,732	5,703,636	5,696,351	5,681,260	5,665,255
Tangible Common Book Value per Share	$29.80	$29.57	$25.37	$27.59	$27.33
Tangible Common Equity Ratio	6.98%	6.79%	5.89%	6.48%	6.39%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$5,751	$107	$5,930	$5,967	$8,252
Plus: Provision for credit losses	75	47	250	625	405
Total pre-provision net revenue (non-GAAP)	5,826	154	6,180	6,592	8,657
Total (annualized) (non-GAAP)	$23,432	$609	$24,517	$26,440	$35,110

Average assets	$2,451,168	$2,405,086	$2,408,336	$2,407,600	$2,399,264
Pre-Provision Net Revenue to Average Assets (non-GAAP)	0.96%	0.03%	1.02%	1.10%	1.46%